[Letterhead of Venable LLP]

 August 15, 2012

American Realty Capital Properties, Inc.

405 Park Avenue

New York, New York 10022

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration up to 1,882,248 shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company, including up to (a) 167,400 Shares (the “Manager’s Conversion Shares”) issuable upon conversion of 167,400 shares of Manager’s Stock, $0.01 par value per share (the “Manager’s Stock”), of the Company, (b) 545,454 Shares (subject to adjustment) (the “Series A Conversion Shares”) issuable upon conversion of 545,454 shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), of the Company, (c) 283,018 Shares (subject to adjustment) (the “Series B Conversion Shares” and, together with the Manager’s Conversion Shares and the Series A Conversion Shares, the “Conversion Shares”) issuable upon conversion of 283,018 shares of Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), of the Company and (d) 886,376 Shares (the “OP Unit Shares”) issuable in exchange for 886,376 units of limited partnership interest (the “OP Units” and, together with the Manager’s Stock, the Series A Preferred Stock and the Series B Preferred Stock, the “Underlying Securities”) in ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), to be sold from time to time by the stockholders of the Company named under the caption “Selling Stockholders” in the above-referenced Registration Statement and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

American Realty Capital Properties, Inc.

August 15, 2012

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

American Realty Capital Properties, Inc.

August 15, 2012

5. The Shares have not been issued or transferred in violation of the restrictions on ownership and transfer set forth in Section 4.07 of the Charter.

6. The Underlying Securities have been duly authorized and validly issued by the Company or the Partnership, as the case may be.

7. The issuance of, and certain terms of, the OP Unit Shares will be authorized and approved by the Board in accordance with and not in violation of the Maryland General Corporation Law, the Charter and the Bylaws prior to the issuance of the OP Unit Shares (such approval referred to herein as the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Conversion Shares has been duly authorized and, when and to the extent issued upon the conversion of the applicable Underlying Securities, the Conversion Shares will be (assuming that, upon the issuance of Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

3. Upon the completion of the Corporate Proceedings, the issuance of the OP Unit Shares will be duly authorized and, when and to the extent issued in exchange for the OP Units in accordance with the Registration Statement and the Corporate Proceedings, the OP Unit Shares will be (assuming that, upon the issuance of OP Unit Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

American Realty Capital Properties, Inc.

August 15, 2012

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very Truly yours,

/s/ Venable LLP